Exhibit 99.7



		Axcelis Technologies, Inc.
	      Compensation Committee Charter
 Adopted by the Board of Directors on  January 23, 2003

The Compensation Committee of the Board of Directors of Axcelis Technologies, Inc. shall have all the authority of the Board of Directors to act or exercise corporate powers with respect to the compensation of the executive officers and the administration
of Axcelis' equity compensation plans.   In such role, the
Compensation Committee will act as an independent representative of shareholders of Axcelis.

Composition of the Committee

The Committee shall have at least two members appointed by the Board of Directors, each of whom must meet the requirements of:

* "Independence" as defined by the listing standards for the Nasdaq National Market (subject to exceptions allowable under such rules);
* "outside director" as defined for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and
* "Non-employee director" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

The Board of Directors may appoint a chairperson of the Committee.

Resources for the Committee

	At the request of the Committee, members of
management  will attend Committee meetings to make
recommendations, exchange information and facilitate
the implementation of compensation philosophy or specific
actions.   The Committee may, in its discretion, retain a
compensation consultant and/or other legal or regulatory advisors, from time to time, to advise the Compensation
Committee on executive compensation practices and policies, or any other matters within the charter of the Compensation
Committee.

Establishment of Compensation Philosophy

* Review annually and approve compensation policy, structure and objectives for all employees generally.
* Approve any significant deviations from compensation policy, structure and objectives for all employees from those last presented to the Committee.
* The Committee shall articulate and report on Axcelis' compensation philosophy as required by SEC proxy rules.

Approval of Executive Officer Compensation and Terms of
Employment

* Review and approve all compensation to executive officers of the Company (as defined below). Executive officer compensation subject to Committee approval shall include the annual salary level, short-term and long-term incentive compensation and equity grants, but may exclude compensation or benefits generally available to Axcelis employees. In this connection, the committee's responsibility expressly includes review and approval of:

* the structure of short term incentive (bonus) compensation plans in which executive officers participate;
* the establishment and achievement of annual or other periodic objectives for such plans;
* benefits and perquisites available to executive officers but not available to all employees; and
* all other compensation of executive officers, whether or not under any established plan.

* Compensation of the executive officers will be determined by the Committee meeting in executive session. The Chief Executive Officer may be present (but not vote) during the Committee's deliberations regarding executive officer compensation, except in the case of deliberations regarding the compensation of the Chief Executive Officer him- or herself.

* Evaluate the need for, and provisions of, employment contracts/severance arrangements for executive officers.

* Evaluate and approve the structure of any cash incentive plan in which executive officers participate, including the funding of the plan and the appropriateness of quantitative and qualitative measures for pay-outs under such incentive plans.

* Ensure that an annual review of executive officer performance and succession planning is presented to the Board.

* For the purpose of this charter, "executive officer" shall have same meaning as "officer" as the term is defined in Section
16 of the Securities Exchange Act of 1934, as amended, and Rule
16a-1 thereunder.

Equity Plan Administration

* Recommend to the Board of Directors for approval the initial design and subsequent amendments of any equity plans, including the 2000 Stock Plan, the Employee Stock Purchase Plan, other option or restricted stock plans and any other equity compensation programs (collectively "Equity Plans").

* Provide interpretations of the provisions of the Equity
Plans as needed.

* To the extent the Equity Plans authorize the Board or the Committee to exercise discretion in the implementation of the Equity Plans, to do so.

* Approve any delegation to management of authority to approve annual, bonus grant and new hire stock-based grants under 2000
Stock Plan or other option or restricted stock plans.

* Manage the number of shares reserved for issuance under Equity
Plans and the actual granting of awards thereunder in light of the need to offer competitive compensation to employees and still serve the interests of shareholders.

* Oversee action required or deemed desirable to be taken with regard to compensation and benefit plans in any major corporate restructuring.

Committee Charter

* Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Annual Self Evaluation

* In coordination with the Nominating and Governance Committee, to engage in an annual self-evaluation and performance appraisal of the committee.